EXHIBIT 10.12

                                AMENDMENT
          TO THE AMENDED AND RESTATED SUPPLEMENTAL PENSION PLAN
                                   OF
                           THE TIMKEN COMPANY


     The Timken Company, an Ohio corporation, and its wholly-owned subsidiaries, Latrobe Steel Company, a Pennsylvania corporation, and MPB Corporation, A Delaware corporation, hereby amend the Supplemental Pension Plan of The Timken Company (the "Supplemental Plan"), effective January 1, 1999.

     1.   Amend the opening paragraph of the Plan to read:

          The Timken Company, 1835 Dueber Avenue, S.W., Canton, Ohio 44706, EIN 34-0577130, and its wholly-owned subsidiaries, Latrobe Steel Company, and MPB Corporation (collectively the "Company") hereby amend and restate the Supplemental Pension Plan of The Timken Company (the "Supplemental Plan") originally effective May 14, 1979, for the following purpose and in accordance with the provisions set forth below. This amended and restated Plan is effective November 1, 1997. Effective January 1, 1999, The Timken Corporation, a wholly-owned subsidiary of The Timken Company shall also be considered to be part of any reference to the Company in the Supplemental Plan.

     In witness whereof, the Company has executed this amendment of the Supplemental Plan at Canton, Ohio, this 29th day of December, 1998.


                                      THE TIMKEN COMPANY


                                      By: ________________________
                                          Stephen A. Perry
                                          Senior Vice President
                                          Human Resources, Purchasing &
                                          Communications